EX-99.906CERT

    CERTIFICATION OF PRESIDENT AND CFO PURSUANT TO 18 U.S.C. SECTION 1350, AS
        ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES OXLEY ACT OF 2002

      Anthony Ghoston, President, and Terry Gallagher, Interim Chief Financial Officer and Treasurer of Unified Series Trust (the "Registrant"), each certify to the best of his or her knowledge that:

1. The Registrant's periodic report on Form N-CSR for the period ended June 30, 2006 (the "Form N-CSR") fully complies with the requirements of Sections 15(d) of the Securities Exchange Act of 1934, as amended; and

2. The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

President                                 Chief Financial Officer and Treasurer
Unified Series Trust                      Unified Series Trust


/s/ Anthony Ghoston                       /s/ Terry Gallagher
-------------------                       -------------------
Anthony Ghoston                           Terry Gallagher

Date: 8/29/2006                           Date: 8/29/2006


A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to Unified Series Trust and will be retained by Unified Series Trust and furnished to the Securities and Exchange Commission (the "Commission") or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. ss. 1350 and is not being filed as part of the Form N-CSR filed with the Commission.